                                                                     EXHIBIT (J)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 15, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to the Shareholders and Board of Trustees of Enterprise Accumulation Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 31, 2001